EXHIBIT 3.2

BYLAWS OF

GEORGIA BANK FINANCIAL CORPORATION

TABLE OF CONTENTS

ARTICLE ONE Offices

1.1	Registered Office and Agent
1.2	Principal Office
1.3	Other Offices

ARTICLE TWO Shareholders’ Meetings

2.1	Place of Meetings
2.2	Annual Meetings
2.3	Special Meetings
2.4	Notice of Meetings
2.5	Waiver of Notice
2.6	Quorum; Vote Required for Action
2.7	Voting of Shares
2.8	Proxies
2.9	Presiding Officer
2.10	Adjournments
2.11	Conduct of Meeting
2.12	Action of Shareholders Without a Meeting
2.13	Matters Considered at Annual Meetings

ARTICLE THREE Board of Directors

3.1	General Powers
3.2	Number, Election and Term of Office
3.3	Removal of Directors
3.4	Vacancies
3.5	Compensation
3.6	Committees of the Board of Directors
3.7	Qualification of Directors
3.8	Certain Nomination Requirements

ARTICLE FOUR Meetings of the Board of Directors

4.1	Regular Meetings
4.2	Special Meetings
4.3	Place of Meetings
4.4	Notice of Meetings
4.5	Quorum
4.6	Vote Required for Action
4.7	Participation by Conference Telephone
4.8	Action by Directors Without a Meeting
4.9	Adjournments
4.10	Waiver of Notice

ARTICLE FIVE Officers

5.1	Officers
5.2	Term
5.3	Compensation
5.4	Removal
5.5	Chairman of the Board
5.6	President
5.7	Vice Presidents; Acting President
5.8	Secretary
5.9	Treasurer

ARTICLE SIX Distributions and Dividends

ARTICLE SEVEN Shares

7.1	Share Certificates
7.2	Rights of Corporation with Respect to Registered Owners
7.3	Transfers of Shares
7.4	Duty of Corporation to Register Transfer
7.5	Lost, Stolen, or Destroyed Certificates
7.6	Fixing of Record Date
7.7	Record Date if None Fixed

ARTICLE EIGHT Indemnification

8.1	Indemnification of Directors
8.2	Indemnification of Others
8.3	Subsidiaries
8.4	Determination
8.5	Advances
8.6	Non-Exclusivity
8.7	Insurance
8.8	Notice
8.9	Security
8.10	Amendment
8.11	Agreements
8.12	Continuing Benefits
8.13	Successors
8.14	Severability
8.15	Additional Indemnification

ARTICLE NINE Miscellaneous

9.1	Inspection of Books and Records
9.2	Fiscal Year
9.3	Corporate Seal
9.4	Annual Statements
9.5	Notice
9.6	Election of “Fair Price” Statute
9.7	Election of “Business Combination” Statute

ARTICLE TEN Amendments

BY-LAWS

OF

GEORGIA BANK FINANCIAL CORPORATION

(THE “CORPORATION”)

Reference in these Bylaws to “Articles of Incorporation” are to the Articles of Incorporation of the Corporation, as amended and restated from time to time. All of these Bylaws are subject to contrary provisions, if any, of the Articles of Incorporation (including provisions designating the preferences, limitations and relative rights of any class or series of shares), the Georgia Business Corporation Code (the “Code”) and other applicable law, as in effect on and after the effective date of these Bylaws. Reference in these Bylaws to “Sections” shall refer to sections of the Bylaws, unless otherwise indicated.

ARTICLE ONE

Offices

1.1 Registered Office and Agent. The Corporation shall maintain a registered office and shall have a registered agent whose business office is the same as the registered office.

1.2 Principal Office. The principal office of the Corporation shall be at the place designated in the Corporation’s annual registration with the Georgia Secretary of State.

1.3 Other Offices. In addition to its registered office and principal office, the Corporation may have offices at other locations either inside or outside the State of Georgia.

ARTICLE TWO

Shareholders’ Meetings

2.1 Place of Meetings. All meetings of the shareholders shall be held at such place within or without the State of Georgia designated by the Board of Directors or any other person or persons who properly call the meeting, or if the Board of Directors or such other person or persons do not specify a location, at the Corporation’s principal office.

2.2 Annual Meetings. An annual meeting of the shareholders shall be held on a date selected by the Board of Directors within 120 days following the end of the corporation’s fiscal year, provided that if such meeting shall not be held at the appropriate time, such meeting may be called, without statement of purpose, in accordance with the provisions for calling a special meeting. The notice of such specially called meeting shall state that it is to be held in lieu of the omitted meeting. At the Annual Meeting, the shareholders shall elect a Board of Directors and may transact any other business that may properly come before the meeting.

2.3 Special Meetings. Special meetings of the shareholders may be held whenever and wherever called by the President, the Chairman, a majority of the incumbent Directors or by shareholders owning not less than 25% of the outstanding voting shares. The Chairman of the meeting shall have the discretion to declare to the meeting that any business proposed by shareholders to be considered at the meeting is out of order and that such business shall not be transacted at the meeting if (i) the Chairman concludes that the matter has been proposed in a manner inconsistent with this Section 2.3 or (ii) the Chairman concludes that the subject of the proposed business is inappropriate for consideration by the shareholders at the meeting. This Section 2.3 may not be altered, amended or repealed, nor may provisions be adopted which are inconsistent with this Section 2.3, unless such action is approved either by 66% or more of the Corporation’s directors or by the holders of shares representing a majority of the votes entitled to be cast on the amendment of these Bylaws.

2.4 Notice of Meetings. In accordance with Section 9.5 and subject to waiver by a shareholder pursuant to Section 2.5, the Corporation shall give written notice of the date, time and place of each annual and special shareholders’ meeting no fewer than 10 days nor more than 50 days before the meeting date to each shareholder of record entitled to vote at the meeting. The notice of an annual meeting need not state the purpose of the meeting unless these Bylaws require otherwise. The notice of a special meeting shall state the purpose for which the meeting is called. If an annual or special shareholders’ meeting is adjourned to a different date, time or location, the Corporation shall give shareholders notice of the new date, time or location of the meeting, unless a quorum of shareholders was present at the adjourned meeting and information regarding the adjournment was announced before the meeting was adjourned; provided, however, that if a new record date for the adjourned meeting is or must be fixed in accordance with Section 7.6, the Corporation must give notice of the adjourned meeting to all shareholders of record as of the new record date who are entitled to vote at the adjourned meeting.

2.5 Waiver of Notice. A shareholder may waive any notice required by the Code, the Articles of Incorporation or these Bylaws, before or after the date and time of the matter to which the notice relates, by delivering to the Corporation a written waiver of notice signed by the shareholder entitled to the notice. In addition, a shareholder’s attendance at a meeting shall be (a) a waiver of objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose stated in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Except as otherwise required by the Code, neither the purpose of nor the business transacted at the meeting need be specified in any waiver.

2.6 Quorum; Vote Required for Action. At all meetings of the shareholders, the presence in person or by proxy of the holders of more than one-half of the shares outstanding and entitled to vote shall constitute a quorum. If a quorum is present, a majority of the shares represented at the meeting and entitled to vote on the subject matter shall determine any matter coming before the meeting unless a different vote is required by the Code, the Articles of Incorporation or by these Bylaws. The shareholders at a meeting at which a quorum is once present may continue to transact business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized for lack of a quorum, those shareholders present may adjourn the meeting to such time and place as they may determine. In the case of a meeting for the election of directors which is twice adjourned for lack of a quorum, those present at the second of such adjourned meetings, of which notice has been given in writing to shareholders, shall constitute a quorum for the election of directors without regard to the other quorum requirements of the Code, the Articles of Incorporation or these Bylaws.

2.7 Voting of Shares. Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

2.8 Proxies. A shareholder entitled to vote on a matter may vote in person or by proxy executed in writing by the shareholder or by his attorney-in-fact. A proxy shall be valid for 11 months from the date of its execution, unless a shorter or longer period is expressly stated in the proxy. If the validity of any proxy is questioned it must be submitted to the secretary of the shareholders’ meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity or any proxy submitted. Reference by the secretary in the minutes of the meeting to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

2.9 Presiding Officer. Except as otherwise provided in this Section 2.9, the Chairman of the Board, and in his absence or disability the President, shall preside at every shareholders’ meeting (and any adjournment thereof) as its chairman, if either of them is present and willing to serve. If neither the Chairman of the Board nor the President is present and willing to serve as chairman of the meeting, and if the Chairman of the Board has not designated another person who is present and willing to serve, then a majority of the Corporation’s shareholders present at the meeting shall be entitled to designate a person to serve as chairman.

2.10 Adjournments. Any meeting of shareholders (including an adjourned meeting) may be adjourned by an affirmative vote of the holders of a majority of the voting shares represented at the meeting, regardless of whether a quorum is then present, to reconvene at a specific time and place. The only business that may be transacted at any reconvened meeting is business that could have been transacted at the meeting that was adjourned, unless further notice of the adjourned meeting has been given in compliance with the requirements for a special meeting that specifies the additional purpose or purposes for which the meeting is called.

2.11 Conduct of the Meeting. At any meeting of shareholders, the chairman of the meeting shall be entitled to establish the rules of order governing the conduct of business at the meeting.

2.12 Action of Shareholders Without a Meeting. Action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action or, if permitted by the Articles of Incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast the requisite number of votes set forth in the Articles, which shall not be less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Where required by Section 14-2-704 (or any successor provision) or other applicable provision of the Code, the Corporation shall provide shareholders with written notice of actions taken at the meeting.

2.13 Matters Considered at Annual Meetings. Notwithstanding anything to the contrary in these Bylaws, the only business that may be conducted at an annual meeting of shareholders shall be business brought before the meeting (a) by or at the direction of the Board of Directors prior to the meeting, (b) by or at the direction of the Chairman of the Board or the President, or (c) by a shareholder of the Corporation who is entitled to vote with respect to the business and who complies with the notice procedures set forth in this Section 2.13. For business to be brought properly before an annual meeting by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered or mailed to and received at the principal offices of the Corporation on or before the later to occur of (i) 14 days prior to the annual meeting or (ii) 5 days after notice of the meeting is provided to the shareholders pursuant to Section 2.4 hereof. A shareholder’s notice to the Secretary shall set forth a brief description of each matter of business the shareholder proposes to bring before the meeting and the reasons for conducting that business at the meeting; the name, as it appears on the Corporation’s books, and address of the shareholder proposing the business; the number of shares of the Corporation’s capital stock that are beneficially owned by the shareholder; and any material interest of the shareholder in the proposed business. The chairman of the meeting shall have the discretion to declare to the meeting that any business proposed by a shareholder to be considered at the meeting is out of order and that such business shall not be transacted at the meeting if (i) the chairman concludes that the matter has been proposed in a manner inconsistent with this Section 2.13 or (ii) the chairman concludes that the subject matter of the proposed business is inappropriate for consideration by the shareholders at the meeting. This Section 2.13 may not be altered, amended or repealed, nor may provisions be adopted which are inconsistent with this Section 2.13, unless such action is approved either by 66% or more of the Corporation’s directors or by the holders of shares representing a majority of the votes entitled to be cast on the amendment of these Bylaws.

ARTICLE THREE

Board of Directors

3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors.

3.2 Number, Election and Term of Office. The Board of Directors of the Corporation shall consist of not less than five (5) nor more than twenty-five (25) persons, with the exact number to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of shareholders. The Board of Directors may increase or decrease the number of directors by not more than two (2) in any one year, so long as such increase or decrease does not place the number of directors at less than five (5) nor more than twenty-five (25). Except as provided in Section 3.8, the directors shall be elected by the affirmative vote of a majority of the shares represented at the annual meeting of shareholders. Except as may be otherwise provided in the Articles of Incorporation, each director, except in the case of his or her earlier death, resignation, retirement, disqualification, or removal, shall serve for one year and thereafter until the director’s successor shall have been elected and qualified.

3.3 Removal of Directors. At any shareholders meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. A removed director’s successor, if any, may be elected at the same meeting to serve the unexpired term. This Section 3.3 may not be altered, amended, or repealed, nor may provisions be adopted which are inconsistent with this Section 3.3, unless such action is approved either by 80% or more of the Corporation’s directors or by the holders of shares representing two-thirds or more of the votes entitled to be cast on the amendment of these Bylaws.

3.4 Vacancies. A vacancy occurring in the Board of Directors may be filled for the unexpired term, unless the shareholders have elected a successor, by the affirmative vote of a majority of the remaining directors, whether or not the remaining directors constitute a quorum. A vacancy or vacancies in the Board of Directors may result from death, resignation, disqualification or removal of any director, or any increase in the number of directors.

3.5 Compensation. Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special or standing committees thereof as may be from time to time determined by resolution the Board of Directors.

3.6 Committees of the Board of Directors. The Chairman may designate, with approval of the Board and from among the Board Members, an Executive, an Audit Committee, a Nominating Committee and one or more other standing or ad hoc committees, each consisting of one or more directors, who serve at the pleasure of the Board of Directors. Subject to limitations imposed by the Code, each committee shall consist of the number of members and have the authority and duties set forth in these Bylaws, the resolution establishing the committee or in any other resolution of the Board of Directors specifying, enlarging or limiting the authority of the committee.

a. Executive Committee. Except as modified by any resolution of the Board of Directors, the Executive Committee, if appointed pursuant to these Bylaws, shall consist of 3 members and shall have and may exercise all of the authority of the Board of Directors in directing the management and affairs of the Corporation at all times in the absence of action by the full Board, subject to the limitations imposed by the Code.

b. Audit Committee. Except as modified by any resolution of the Board of Directors, the Audit Committee, if appointed pursuant to these Bylaws, shall consist of 3 members and shall have and may exercise all of the authority of the; Board of Directors in, and be charged with the duty of, providing for and, reviewing periodic independent audits of the Corporation and establishing policies for the keeping of the books and records of the Corporation.

c. Nominating Committee. Except as modified by any resolution of the Board of Directors, the Nominating Committe, if appointed pursuant to these Bylaws, shall consist of 3 members and shall have and may exercise all of the authority of the Board of Directors in, and shall be charged with the duty of, selecting the management nominees for election from time to time as directors of the Corporation or any of its subsidiaries.

3.7 Qualification of Directors. No person elected to serve as a director of the Corporation shall assume office and begin service as such unless and until duly qualified to serve, as determined by reference to the Code, the Articles of Incorporation, and any further eligibility requirements established in these Bylaws.

3.8 Certain Nomination Requirements. No person may be nominated for election as a director at any annual or special meeting of shareholders unless (a) the nomination has been or is being made pursuant to a recommendation or approval of the Board of Directors of the Corporation or a properly constituted committee of the Board of Directors previously delegated authority to recommend or approve nominees for director; (b) the person is nominated by a shareholder of the Corporation who is entitled to vote for the election of the nominee at the subject meeting, and the nominating shareholder has furnished written notice to the Secretary of the Corporation,, at the Corporation’s principal office, not later than 14 days before the date of the meeting or 5 days after notice is given pursuant to Section 9.5, whichever is later, and the notice (i) sets forth with respect to the person to be nominated his or her name, age, business and residence addresses, principal business or occupation during the past five years, any affiliation with or material interest in the Corporation or any transaction involving the Corporation, and any affiliation with or material interest in any person or entity having an interest materially adverse to the Corporation, and (ii) is accompanied by the sworn or certified statement of the shareholder that the nominee has consented to being nominated and that the shareholder believes the nominee will stand for election and will serve if elected; or (c)(i) the person is nominated to replace a person previously identified as a proposed nominee (in accordance with the provisions of subpart (b) of this Section 3.8) who has since become unable or unwilling to be nominated or to serve if elected, (ii) the shareholder who furnished such previous identification makes the replacement nomination and delivers to the Secretary of the Corporation (at the time of or prior to making the replacement nomination) an affidavit or other sworn statement affirming that the shareholder had no reason to believe the original nominee would be so unable or unwilling, and (iii) such shareholder also furnishes in writing to the Secretary of the Corporation (at the time of or prior to making the replacement nomination) the same type of information about the replacement nominee as required by subpart (b) of this Section 3.8 to have been furnished about the original nominee. The chairman of any meeting of shareholders at which one or more directors are to be elected, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this Section 3.8. This Section 3.8 may not be altered, amended or repealed, nor may provisions be adopted which are inconsistent with this Section 3.8, unless such action is approved either by 80% or more of the Corporation’s directors or by the holders of shares representing two-thirds or more of the votes entitled to be cast on the amendment of these Bylaws.

ARTICLE FOUR

Meetings of the Board of Directors

4.1 Regular Meetings. A regular meeting of the Board of Directors shall be held in conjunction with each annual meeting of shareholders. In addition, the Board of Directors may, by prior resolution, hold regular meetings at other times.

4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any director in office at that time.

4.3 Place of Meetings. Directors may hold their meetings at any place in or outside the State of Georgia that the Board of Directors from time to time establish.

4.4 Notice of Meetings. Directors need not be provided with notice of any regular meeting of the Board of Directors. Unless waived in accordance with Section 4.10, the Corporation shall give at least three days’ notice to each director of the date, time and place of each special meeting. Notice of a meeting shall be deemed to have been given to any director in attendance at any prior meeting at which the date, time, and place of the subsequent meeting was announced.

4.5 Quorum. At meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business.

4.6. Vote Required for Action. If a quorum is present when a vote is taken, the vote of a majority of the directors present and voting at the time of the vote will be the act of the Board of Directors, unless the vote of a greater number is required by the Code the Articles of Incorporation or these Bylaws. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; (b) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

4.7 Participation by Conference Telephone. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment through which all persons participating may hear and speak to each other. Participation in a meeting pursuant to this Section 4.7 shall constitute presence in person at the meeting.

4.8 Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent, describing the action taken, is signed by each director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such a consent shall have the same force and effect as a unanimous vote of the Board of Directors at a duly convened meeting.

4.9 Adjournment. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice to the directors of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned, unless a quorum was not present at the meeting that was adjourned, in which case notice shall be given to directors in the same manner as for a special meeting. At any such reconvened meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting that was adjourned.

4.10 Waiver of Notice. A director may waive any notice required by the Code, the Articles of Incorporation or these Bylaws before or after the date and time of the matter to which the notice relates, by a written waiver signed by the director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance by a director at a meeting shall constitute waiver of notice of the meeting, except where a director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE FIVE

Officers

5.1 Officers. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be elected or appointed by the Board of Directors. The Board of Directors may also elect a Chairman and Vice Chairman of the Board from among its members. The Board of Directors from time to time may create and establish the duties of other offices and may elect or appoint, or authorize specific officers to appoint, the officers who shall hold such other offices, including one or more Vice Presidents (including Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents, and the like), one or more Assistant Secretaries and one or more Assistant Treasurers. Whether or not so provided by the Board of Directors, the Chairman of the Board may appoint one of more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

5.2 Term. Each officer shall serve at the pleasure of the Board of Directors (or, if appointed by a senior officer pursuant to this Article Five, at the pleasure of the Board of Directors or any senior officer authorized to have appointed the officer) until his death, resignation or removal, or until his replacement is elected or appointed in accordance with this Article Five.

5.3 Compensation. The compensation of all officers of the Corporation shall be fixed by the Executive Committee of the Board of Directors. Officers may serve without compensation.

5.4 Removal. All officers (regardless of how elected or appointed) may be removed, with or without cause, by the Executive Committee or the Board of Directors, and any officer appointed by another officer may also be removed, with or without cause, by an senior officer authorized to have appointed the removed officer. Removal will be without prejudice to the contract rights, if any, of the person removed, but shall be effective notwithstanding any damage claim that may result from infringement of such contract rights.

5.5 Chairman of the Board. The Chairman of the Board shall preside at and serve as chairman of the meetings of the shareholders and of the Board of Directors (unless another person is selected under Section 2.9 to act as chairman). The Chairman of the Board shall perform other duties and have other authority as may from time to time be directed by the Board of Directors.

5.6 President. Unless otherwise provided in these Bylaws, the President shall be the chief executive officer of the Corporation, shall be charged with the general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall have the authority to select and appoint employees and agents of the Corporation, and shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. The President shall perform any other duties and have any other authority as may be delegated from time to time by the Board of Directors, and shall be subject to the limitations fixed from time to time by the Board of Directors.

5.7 Vice Presidents; Acting President. A Vice President or other officer shall, in the absence or disability of the President, and at the direction of the Executive Committee, perform the duties and exercise the powers of the President, whether the duties and powers are specified in these

Bylaws or otherwise. If the Corporation has more than one Vice President, the one designated by the Executive Committee shall act in the event of the absence or disability of the President. Vice Presidents shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the President.

5.8 Secretary. The Secretary or any Assistant Secretary shall be responsible for preparing minutes of the meetings of shareholders, directors and committees of directors and for authenticating records of the Corporation. The Secretary or any Assistant Secretary shall have authority to give all notices required by law or these Bylaws. The Secretary or any Assistant Secretary shall be responsible for the custody of the corporate books, records, contracts and other documents. The Secretary or any Assistant Secretary may affix the corporate seal to any lawfully executed documents requiring it, may attest to the signature of any officer of the Corporation and shall sign any instrument that requires the Secretary’s signature. The Secretary or any Assistant Secretary shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the President.

5.9 Treasurer. Unless otherwise provided by the Board of Directors, the Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit or disbursement of these funds and securities under the direction of the Board of Directors. The Treasurer or Assistant Treasurer shall cause full and true accounts of all receipts and disbursements to be maintained and shall make reports of these receipts and disbursements to the Board of Directors and President upon request. The Treasurer or Assistant Treasurer shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the President.

ARTICLE SIX

Distributions and Dividends

Unless the Articles of Incorporation provide otherwise, the Board of Directors, from time to time in its discretion, may authorize or declare distributions or share dividends in accordance with the Code.

ARTICLE SEVEN

Shares

7.1 Share Certificates. The interest of each shareholder in the Corporation shall be evidenced by a certificate or certificates representing shares of the Corporation, which shall be in such form as the Board of Directors from time to time may adopt in accordance with the Code. Share certificates shall be in registered form and shall indicate the date of issue, the name of the Corporation, that the Corporation is organized under the laws of the State of Georgia, the name of the shareholder, and the number of shares and designation of the series, if any, represented by the certificate. Each certificate shall be signed by the President or a Vice President and may be signed by the Secretary or an Assistant Secretary; provided, however, that where the certificate is signed (either manually or by facsimile) by a transfer agent, or registered by a registrar, the signatures of such, officers may be facsimiles.

7.2 Rights of Corporation with Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares (or the beneficial owner of the shares to the extent of any rights granted by a nominee certificate on file with the Corporation pursuant to any procedure that may be established by the Corporation in accordance with the Code) as the person exclusively entitled to vote the shares, to receive any dividend or other distribution with respect to the shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it has express or other notice of such a claim or interest, except as otherwise provided by law.

7.3 Transfers of Shares. Transfers of shares shall be made upon the books of the Corporation kept by the Corporation, or at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate or by an attorney lawfully constituted in writing. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen or destroyed, the provisions of Section 7.5 of these Bylaws shall have been complied with.

7.4 Duty of Corporation to Register Transfer. Notwithstanding any of the provisions of Section 7.3 of these Bylaws, the Corporation is under a duty to register the transfer of its shares only if:

(a)	the share certificate is endorsed by the appropriate person or persons;

(b)	reasonable assurance is given that each required endorsement is genuine and effective;

(c)	the Corporation has no duty to inquire into adverse claims or has discharged any such duty;

(d)	any applicable law relating to the collection of taxes has been complied with;

(e)	the transfer is in fact rightful or is to a bona fide purchaser; and

(f)	the transfer is in compliance with applicable provisions of any transfer restrictions of which the Corporation shall have notice.

7.5 Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of this claim in such a manner as the Corporation may require and shall, if the Corporation requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Corporation, as the Corporation may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

7.6 Fixing of Record Date. For the purpose of determining shareholders (a) entitled ,to notice of or to vote at any meeting of shareholders or, if necessary, any adjournment thereof, (b) entitled to receive payment of any distribution or dividend, or (c) for any other proper purpose, the Board of Directors may fix in advance a date as the record date. The record date may not be more than 50 days (and, in the case of a notice to shareholders of a shareholders’ meeting, not less than 10 days) prior to the date on which the particular action, requiring the determination of shareholders, is to be taken. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors shall fix a new record date for the reconvened meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

7.7 Record Date if None Fixed. If no record date is fixed as provided in Section 7.6, then the record date for any determination of shareholders that may be proper or required by law shall be, as appropriate, the date on which notice of a shareholders’ meeting is mailed, the date on which the Board of Directors adopts a resolution declaring a dividend or authorizing a distribution, or the date on which any other action is taken that requires a determination of shareholders.

ARTICLE EIGHT

Indemnification

8.1 Indemnification of Directors. The Corporation shall indemnify and hold harmless any person (an “Indemnified Person”) who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation) because he is or was a director of the Corporation, against expenses (including, but not limited to, attorney’s fees and disbursements, court costs and expert witness fees), and against judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, provided, in any case, that no indemnification shall be made for any expenses, judgments, fines and amounts paid in settlement attributable to circumstances as to which, under applicable provisions of the Code as in effect from time to time, such indemnification may not be authorized by action of the Board of Directors, the shareholders, or otherwise.

8.2 Indemnification of Others. The Board of Directors shall have the power to cause the Corporation to provide to officers, employees and agents of the Corporation all or any part of the right to indemnification and other rights of the type provided under Section 8.1, 8.5 and 8.11 of this Article Eight (subject to the conditions, limitations and obligations specified therein) upon a resolution to that effect identifying such offices, employees or agents (by position or name) and specifying the particular rights provided, which may be different for each of the persons identified. Each officer, employee or agent of the Corporation so identified shall be an “Indemnified Person” for purposes of the provisions of this Article Eight.

8.3 Subsidiaries. The Board of Directors shall have the power to cause the Corporation to provide to any directors, officer, employee or agent of the Corporation who also is or was a director, officer, trustee, general partner, employee or agent of a Subsidiary (as defined below), all or any part of the right to indemnification and other rights of the type provided under Sections 8.1, 8.5 and 8.11 of this Article Eight (subject to the conditions, limitations and obligations specified therein), with regard to amounts actually and reasonably incurred by such person because he is or was a director, officer, trustee, general partner, employee or agent of the Subsidiary. The Board of Directors shall exercise such power, if at all, through a resolution identifying the person or persons to be indemnified (by position or name) and the Subsidiary (by name or other classification), and specifying the particular rights provided, which may be different for each of the persons identified. Each person so identified shall be an “Indemnified Person” for purposes of the provisions of this Article Eight. As used in this Article Eight, “Subsidiary” shall mean (a) another corporation, joint venture, trust, partnership or unincorporated business association more than 20% of the voting capital stock or other voting equity interest of which was, at or after the time the circumstances giving rise to such action, suit or proceeding arose, owned, directly or indirectly, by the Corporation, or (b) a nonprofit corporation that receives its principal financial support from the Corporation or its Subsidiaries.

8.4 Determination. Notwithstanding any judgment, order, settlement, conviction or plea in any action, suit or proceeding of the kind referred to in Section 8.1, an Indemnified Person shall be entitled to indemnification as provided in such Section unless a determination that such Indemnified Person is not entitled to such indemnification shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not at the time parties to the proceeding; (b) if a quorum cannot be obtained under (a) above, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors who are not at the time, parties to the proceeding; or (c) is a written opinion by special legal counsel selected as required by law. Notwithstanding any determination pursuant to the preceding sentence, if such determination shall have been made at a time that the members of the Board of Directors, so serving when the events upon which such Indemnified Person’s liability has been based occurred, no longer constitute a majority of the members of the Board of Directors, then, subject to any requirements of the Code, such Indemnified Person shall nonetheless be entitled to indemnification as set forth in Section 8.1 unless the Corporation shall carry the burden of proving, in an action before any court of competent jurisdiction, that such Indemnified Person is not entitled to such indemnification.

8.5 Advances. Expenses (including, but not limited to, attorneys’ fees and disbursements, court costs, and expert witness fees) incurred by the Indemnified Person in defending any action, suit or proceeding of the kind described in Section 8.1 (or in Sections 8.2 or 8.3, if the Board of Directors has specified that advancement of expenses be made available to such Indemnified Person) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as set forth herein. The Corporation shall promptly pay the amount of such expenses to the Indemnified Person, but in no event later than 10 days following the Indemnified Person’s delivery to the Corporation of a written request for an advance pursuant to this Section 8.5, together with a reasonable accounting of such expenses; provided, however, that the Indemnified Person shall furnish to the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in the Code and a written ..undertaking and agreement to repay to the Corporation any advances made pursuant to this Section 8.5 if it shall be determined that the Indemnified Person is not entitled to be indemnified by the Corporation for such amounts. The Corporation shall make the advances contemplated by this Section 8.5 regardless of the Indemnified Person’s financial ability to make repayment. Any advances and undertakings to repay pursuant to this Section 8.5 shall be unsecured and interest-free.

8.6 Non-Exclusivity. Subject to any applicable limitation imposed by the Code or the Articles of Incorporation, the indemnification and advancement of expenses provided by or granted pursuant to this Article Eight shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any provision of the Articles of Incorporation, or any Bylaw, resolution, or agreement specifically or in general terms approved or ratified by the affirmative vote of holders of a majority of the shares entitled to be cast thereon.

8.7 Insurance. The Corporation shall have the power and authority, but not the requirement, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, general partner, employee or agent of a Subsidiary, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Eight.

8.8 Notice. If the Corporation indemnifies or advances expenses to a director under Sections 14-2-851, 14-2-852, 14-2-853 or 14-2-854 of the Code (or any equivalent provision of these Bylaws) in connection with a proceeding by or in the right of the Corporation, the Corporation shall, to the extent required by Section 14-2-1621 of the Code, report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting.

8.9 Security. The Corporation may designate certain of its assets as collateral, provide self-insurance or otherwise secure its obligations under this Article Eight, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article Eight, as the Board of Directors deems appropriate.

8.10 Amendment. Any amendment to this Article Eight that limits or otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to claims, actions, suits, or proceedings based on actions, events or omissions (collectively, “Post Amendment Events”) occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any claim, action, suit or proceeding based on actions, events or omissions occurring prior to the date f receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under this Article Eight to the same extent as if such provisions had continued as part of the Bylaws of the Corporation without such amendment. This Section 8.10 cannot be altered, amended or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

8.11 Agreements. The provisions of this Article Eight shall be deemed to constitute an agreement between the Corporation and each person entitled to indemnification hereunder. In addition to the rights provided in this Article Eight, the Corporation shall have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any person who is or was a director, officer, employee or agent of the Corporation indemnification rights substantially similar to those provided in this Article Eight.

8.12 Continuing Benefits. The indemnification and advancement of expenses provided by or granted pursuant to this Article Eight shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit o the heirs, executors and administrators of such person.

8.13 Successors. For purposes of this Article Eight, the term “Corporation” shall include any corporation, joint venture, trust, partnership or unincorporated business association that is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successors shall be liable to the persons indemnified under this Article Eight on the same terms and conditions and to the same extent as this Corporation.

8.14 Severability. Each of the Sections of this Article Eight, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or Clause of this Article Eight that is not declared invalid or unenforceable.

8.15 Additional Indemnification. In addition to the specific indemnification rights set forth herein, the Corporation shall indemnify each of its directors and such of its officers as have been appointed by the Board of Directors to the full extent permitted by action of the Board of Directors without shareholder approval under the Code or other laws of the State of Georgia as in effect from time to time.

ARTICLE NINE

Miscellaneous

9.1 Inspection of Books and Records. The Board of Directors shall have the power to determine which accounts, books and records of the Corporation shall be available for shareholders to inspect or copy, except for those books and records required by the Code to be made available upon compliance by the shareholder with applicable requirements, and shall have power to fix reasonable rules and regulations (including confidentiality restrictions and procedures) not in conflict with applicable law for the inspection and copying of accounts, books and records that by law or by determination of the Board of Directors are made available. Unless required by the Code or otherwise provided by the Board of Directors, a shareholder of the Corporation holding less than two percent of the total shares of the Corporation then outstanding shall have no right to inspect the books and records of the Corporation.

9.2 Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the fiscal year from time to time as it deems appropriate.

9.3 Corporate Seal. The corporate seal will be in such form as the Board of Directors may from time to time determine. The Board of Directors may authorize the use of one or more facsimile forms of the corporate seal.

9.4 Annual Statements. Not later than 4 months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of the fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement, in such form and with such information as the Code may require.

9.5 Notice. (a) Whenever these Bylaws require notice to be given to any shareholder or to any director, the notice may be given by mail, in person, by courier delivery, by telephone or by telecopier, telegraph or similar electronic means. Whenever notice is given to a shareholder or director by mail, the notice shall be sent by depositing the notice in a post office or letter box in a postage-prepaid, sealed envelope addressed to the shareholder or director at his or her address as it appears on the books of the Corporation. Any such written notice given by mail shall be effective: (i) if given to shareholders, at the time the same is deposited in the United States mail; and (ii) in all other cases, at the earliest of (x) when received or when delivered, properly addressed, to the addressee’s last known principal place of business or residence, (y) five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed or (z) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Whenever notice is given to a shareholder or director by any means other than mail, the notice shall be deemed given when received.

(b) In calculating time periods for notice, when a period of time measured in days, weeks, months, years or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

9.6 Election of “Fair Price” Statute. The provisions of Sections 14-2-1110 through 14-2-1113 of the Georgia Business Corporation Code, as they may be amended from time to time, are hereby made applicable to the Corporation, to the extent permitted thereby.

9.7 Election of “Business Combination” Statute. The provisions of Sections 14-2-1131 through 14-2-1133 of the Georgia Business Corporation Code, as they may be amended from time to time, are hereby made applicable to the Corporation, to the extent permitted .thereby.

ARTICLE TEN

Amendments

Except as otherwise provided under the Code or these Bylaws, the Board of Directors shall have the power to alter, amend or repeal these Bylaws or adopt new Bylaws. Any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws adopted by the shareholders. The shareholders may prescribe in adopting any Bylaw or Bylaws that the Bylaw or Bylaws so adopted shall not be altered, amended or repealed by the Board of Directors.